CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment Number 38 to the Registration Statement on Form S-1 (No. 2-68296) and the related prospectus of Ameriprise Certificate Company of our report dated February 24, 2012 relating to the financial statements, which appears in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 24, 2012 relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, MN
April 20, 2012

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